Exhibit 99.1
Roblox Reports Fourth Quarter and Full Year 2023 Financial Results
Strong year over year growth in Daily Active Users, Hours Engaged, Revenue, and Bookings
SAN MATEO, Calif., February 7, 2024 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its fourth quarter and full year 2023 financial and operational results and issued its full year and first quarter 2024 guidance today. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Fourth Quarter 2023 Financial, Operational, and Liquidity Highlights
•Revenue was $749.9 million, up 30% year-over-year.
•Bookings were $1,126.8 million, up 25% year-over-year.
•Net loss attributable to common stockholders was $323.7 million.
•Net cash provided by operating activities was $143.3 million, up 20% year-over-year.
•Average Daily Active Users (“DAUs”) were 71.5 million, up 22% year-over-year.
•Average monthly unique payers were 15.9 million, up 18% year-over-year, and average bookings per monthly unique payer was $23.65, up 6% year-over-year.
•Hours engaged were 15.5 billion, up 21% year-over-year.
•Average bookings per DAU was $15.75, up 3% year-over-year.
•Net liquidity1 was $2.2 billion; Covenant Adjusted EBITDA2 was $259.6 million, up 42% year-over-year.
Full Year 2023 Financial, Operational, and Liquidity Highlights
•Revenue was $2,799.3 million, up 26% year-over-year.
•Bookings were $3,520.8 million, up 23% year-over-year.
•Net loss attributable to common stockholders was $1,151.9 million.
•Net cash provided by operating activities was $458.2 million, up 24% year-over-year.
•DAUs were 68.4 million, up 22% year-over-year.
•Average monthly unique payers were 14.5 million, up 17% year-over-year, and average bookings per monthly unique payer was $81.05, up 4% year-over-year.
•Hours engaged were 60.0 billion, up 22% year-over-year.
•Average bookings per DAU was $51.50, flat year-over-year.
•Covenant Adjusted EBITDA2 was $431.7 million, up 21% year-over-year.
“We finished 2023 with another strong quarter of growth as we continue to drive innovation and new experiences across the Roblox platform. We enter 2024 with even more conviction of being able to achieve our long-term goal of attracting over 1 billion daily active users with optimism and civility. We continue to benefit from the strong network effects in content, social connection, and communication, as well as our investments in immersive experiences, advertising, and AI,” said David Baszucki, founder and CEO of Roblox.
1 Net liquidity represents cash and cash equivalents, short-term investments, and long-term investments, less the carrying value of long-term debt, net.
2 Covenant Adjusted EBITDA is used in certain covenant calculations specified in the indenture governing our senior notes due 2030 and is not calculated in accordance with GAAP and may not conform to the calculation of Adjusted EBITDA by other companies. Covenant Adjusted EBITDA should not be considered as a substitute for a measure of our financial performance or other liquidity measures prepared in accordance with GAAP and is also not indicative of income or loss calculated in accordance with GAAP.

“We ended the year with our strongest rate of quarterly bookings growth in two years and delivered our first quarter of $1 billion in bookings. We are scaling our operations efficiently, thereby improving our margins and cash flow, and we expect those trends to continue in 2024,” said Michael Guthrie, chief financial officer of Roblox.
Forward Looking Guidance
Roblox provides its initial full year and first quarter 2024 GAAP and non-GAAP guidance:
Full Year 2024 Guidance
•Revenue between $3,300 million and $3,400 million.
•Bookings between $4,140 million and $4,280 million.
•Consolidated net loss between $(1,400) million and $(1,365) million.
•Adjusted EBITDA between $(150) million and $(115) million (A), which includes:
◦Increase in deferred revenue between $852 million and $892 million.
◦Increase in deferred cost of revenue between $(172) million and $(177) million.
◦The total of these changes in deferrals between $680 million and $715 million. (B)
(A) + (B) = Covenant Adjusted EBITDA2
First Quarter 2024 Guidance
•Revenue between $755 million and $780 million.
•Bookings between $910 million and $940 million.
•Consolidated net loss between $(347) million and $(342) million.
•Adjusted EBITDA between $(55) million and $(50) million (A), which includes:
◦Increase in deferred revenue between $158 million and $163 million.
◦Increase in deferred cost of revenue between $(33) million and $(35) million.
◦The total of these changes in deferrals between $125 million and $128 million. (B)
(A) + (B) = Covenant Adjusted EBITDA2
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding its fourth quarter and full year 2023 results on Wednesday, February 7, 2024 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion global DAUs, our efforts to improve the Roblox Platform, our immersive advertising efforts, the use of artificial intelligence (“AI”) on our platform, our efforts related to communications products, our economy and product efforts related to creator earnings tools, branding and new partnerships, our business, product, strategy and user growth, our investment strategy, including our opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, free cash flow, operating expenses and capital expenditures, our expectation of successfully executing such strategies and plans, disclosures and future growth rates, benefits from agreements with third-party cloud providers, estimates about our data center capacity, our expectations of future net losses and net cash provided by operating activities, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for first quarter and full year 2024, and future periods. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers, and creators; the impact of inflation and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business, including the use of verified parental consent; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand and build new partnerships; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; and the impact of AI on our platform, users, creators and developers. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$678,466	$2,977,474
Short-term investments	1,514,808	—
Accounts receivable—net of allowances	505,769	379,353
Prepaid expenses and other current assets	74,549	61,641
Deferred cost of revenue, current portion	501,821	420,136
Total current assets	3,275,413	3,838,604
Long-term investments	1,043,399	—
Property and equipment—net	695,360	592,346
Operating lease right-of-use assets	665,107	526,030
Deferred cost of revenue, long-term	283,326	225,132
Intangible assets, net	53,060	54,717
Goodwill	142,129	134,335
Other assets	10,284	4,323
Total assets	$6,168,078	$5,375,487
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$60,087	$71,182
Accrued expenses and other current liabilities	271,121	236,006
Developer exchange liability	314,866	231,704
Deferred revenue—current portion	2,406,292	1,941,943
Total current liabilities	3,052,366	2,480,835
Deferred revenue—net of current portion	1,373,250	1,095,291
Operating lease liabilities	646,506	494,590
Long-term debt, net	1,005,000	988,984
Other long-term liabilities	22,330	10,752
Total liabilities	6,099,452	5,070,452
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of December 31, 2023 and December 31, 2022, 631,221 and 604,674 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively; Class A common stock—4,935,000 shares authorized as of December 31, 2023 and December 31, 2022, 581,135 and 553,337 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively; Class B common stock—65,000 shares authorized as of December 31, 2023 and December 31, 2022, 50,086 and 51,337 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively
	61	59
Additional paid-in capital	3,134,946	2,213,603
Accumulated other comprehensive income/(loss)	1,536	671
Accumulated deficit	(3,060,253)	(1,908,307)
Total Roblox Corporation Stockholders’ equity	76,290	306,026
Noncontrolling interests	(7,664)	(991)
Total Stockholders’ equity	68,626	305,035
Total Liabilities and Stockholders’ equity	$6,168,078	$5,375,487

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue(1)	$749,939	$579,004	$2,799,274	$2,225,052
Cost and expenses:
Cost of revenue(1)(2)	171,664	142,432	649,115	547,658
Developer exchange fees	221,750	182,115	740,752	623,855
Infrastructure and trust & safety	223,310	198,505	878,361	689,081
Research and development	341,129	248,407	1,253,598	873,477
General and administrative	98,776	79,704	390,055	297,317
Sales and marketing	48,503	29,740	146,460	117,448
Total cost and expenses	1,105,132	880,903	4,058,341	3,148,836
Loss from operations	(355,193)	(301,899)	(1,259,067)	(923,784)
Interest income	39,530	21,636	141,818	38,842
Interest expense	(10,298)	(10,008)	(40,707)	(39,903)
Other income/(expense), net	898	1,988	(527)	(5,744)
Loss before income taxes	(325,063)	(288,283)	(1,158,483)	(930,589)
Provision for/(benefit from) income taxes	277	3,202	454	3,552
Consolidated net loss	(325,340)	(291,485)	(1,158,937)	(934,141)
Net loss attributable to noncontrolling interests	(1,642)	(1,559)	(6,991)	(9,775)
Net loss attributable to common stockholders	$(323,698)	$(289,926)	$(1,151,946)	$(924,366)
Net loss per share attributable to common stockholders, basic and diluted	$(0.52)	$(0.48)	$(1.87)	$(1.55)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	626,817	601,859	616,445	595,559
(1)In the first quarter of 2022, we updated our estimated paying user life from 23 months to 25 months, which was subsequently updated again to 28 months in the third quarter of 2022, where it remained throughout 2023. Based on the carrying amount of deferred revenue and deferred cost of revenue as of December 31, 2021, these changes resulted in a $15.2 million and $344.9 million decrease in revenue during the three and twelve months ended December 31, 2022, respectively and a $2.9 million and $79.3 million decrease in cost of revenue during the same period, respectively.
(2)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Consolidated net loss	$(325,340)	$(291,485)	$(1,158,937)	$(934,141)
Adjustments to reconcile net loss including noncontrolling interests to net cash and cash equivalents provided by operations:
Depreciation and amortization	54,531	42,538	208,142	130,083
Stock-based compensation expense	250,679	169,456	867,967	589,498
Operating lease non-cash expense	26,262	19,985	97,063	69,100
(Accretion)/amortization on marketable securities, net	(20,943)	—	(73,162)	—
Amortization of debt issuance costs	334	321	1,316	1,261
Impairment expense, (gain)/loss on investment and other asset sales, and other, net	1,222	395	8,969	361
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(219,346)	(192,427)	(126,172)	(72,479)
Accounts payable	(7,330)	18,633	(3,475)	10,302
Prepaid expenses and other current assets	(10,909)	8,835	(12,770)	(33,769)
Other assets	228	(1,719)	(5,961)	(1,221)
Developer exchange liability	75,438	63,337	83,162	67,798
Accrued expenses and other current liabilities	11,279	12,578	8,680	19,560
Other long-term liability	6,426	10,738	11,397	10,159
Operating lease liabilities	(3,617)	(14,886)	(50,454)	(47,875)
Deferred revenue	382,196	325,450	742,294	662,378
Deferred cost of revenue	(77,805)	(52,530)	(139,879)	(101,719)
Net cash and cash equivalents provided by operating activities	143,305	119,219	458,180	369,296
Cash flows from investing activities:
Acquisition of property and equipment	(65,197)	(157,205)	(320,667)	(426,163)
Payments related to business combination, net of cash acquired	—	(7,223)	(3,859)	(13,388)
Purchases of intangible assets	—	—	(13,500)	(1,500)
Purchases of investments	(788,063)	—	(4,591,974)	—
Maturities of investments	686,709	—	1,642,719	—
Sales of investments	115,416	—	462,182	—
Net cash and cash equivalents used in investing activities	(51,135)	(164,428)	(2,825,099)	(441,051)
Cash flows from financing activities:
Proceeds from issuance of common stock	5,910	3,046	53,226	45,752
Payment of withholding taxes related to net share settlement of restricted stock units	—	—	—	(150)
Proceeds from debt issuances	—	—	14,700	—
Payment of debt issuance costs	—	—	—	(154)
Payments related to business combination, after acquisition date	—	—	(750)	(150)
Other financing activities	—	(1,236)	—	(1,656)
Net cash and cash equivalents provided by financing activities	5,910	1,810	67,176	43,642
Effect of exchange rate changes on cash and cash equivalents	337	(634)	735	1,287
Net increase/(decrease) in cash and cash equivalents	98,417	(44,033)	(2,299,008)	(26,826)
Cash and cash equivalents
Beginning of period	580,049	3,021,507	2,977,474	3,004,300
End of period	$678,466	$2,977,474	$678,466	$2,977,474

Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measure bookings, the non-GAAP financial measure free cash flow, and the non-GAAP financial measure Adjusted EBITDA.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases and monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives. Adjusted EBITDA represents our GAAP consolidated net loss, excluding interest income, interest expense, other income/(expense), provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other nonrecurring adjustments and differs from Covenant Adjusted EBITDA which is used in certain covenant calculations specified in the indenture governing our senior notes due 2030. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Refer to the Liquidity section below for further discussion on and the calculation of Covenant Adjusted EBITDA.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release are included below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.
Liquidity
Covenant Adjusted EBITDA is used in certain covenant calculations specified in the indenture governing our senior notes due 2030 that is not calculated in accordance with GAAP and may not conform to the calculation of EBITDA or adjusted EBITDA by other companies. Covenant Adjusted EBITDA should not be considered as a substitute for net loss as determined in accordance with GAAP and by other companies. We believe that, when considered together with reported amounts, Covenant Adjusted EBITDA is useful for our investors and management for purposes of analyzing our compliance with certain covenants specified in the indenture governing our senior notes due 2030 and may influence our ability to issue additional debt and enter into certain other transactions in the future. Covenant Adjusted EBITDA should be considered in connection with our condensed consolidated financial statements and results presented in accordance with GAAP. Refer to the Liquidity and Capital Resources of our Annual Report on Form 10-K for the year ended December 31, 2023 for more information.

GAAP to Non-GAAP Reconciliations and Calculation of Covenant Adjusted EBITDA
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of revenue to bookings:
Revenue	$749,939	$579,004	$2,799,274	$2,225,052
Add (deduct):
Change in deferred revenue	382,196	325,450	742,308	662,378
Other	(5,313)	(5,020)	(20,802)	(15,172)
Bookings	$1,126,822	$899,434	$3,520,780	$2,872,258
The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$143,305	$119,219	$458,180	$369,296
Deduct:
Acquisition of property and equipment	(65,197)	(157,205)	(320,667)	(426,163)
Purchases of intangible assets	—	—	(13,500)	(1,500)
Free cash flow	$78,108	$(37,986)	$124,013	$(58,367)
The following table presents the calculation of Covenant Adjusted EBITDA in accordance with the terms of the indenture governing our senior notes due 2030, for each of the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Calculation of Covenant Adjusted EBITDA:
Consolidated net loss	$(325,340)	$(291,485)	$(1,158,937)	$(934,141)
Add (deduct):
Interest income	(39,530)	(21,636)	(141,818)	(38,842)
Interest expense	10,298	10,008	40,707	39,903
Other (income)/expense, net	(898)	(1,988)	527	5,744
Provision for/(benefit from) income taxes	277	3,202	454	3,552
Depreciation and amortization	54,531	42,538	208,142	130,083
Stock-based compensation expense	250,679	169,456	867,967	589,498
RTO severance charge(1)	5,228	—	5,228	—
Other non-cash charges(2)	—	—	6,988	—
Change in deferred revenue	382,196	325,450	742,308	662,378
Change in deferred cost of revenue	(77,805)	(52,530)	(139,879)	(101,719)
Covenant Adjusted EBITDA	$259,636	$183,015	$431,687	$356,456
(1)Relates to cash severance costs associated with the Company’s return-to-office (“RTO”) plan announced in October 2023, which requires a subset of the Company’s remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024.
(2)Includes impairment expenses related to certain operating lease right-of-use assets and related property and equipment.

Forward Looking Guidance
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Guidance
	Three Months Ended March 31, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of revenue to bookings:
Revenue	$755,000	$780,000	$3,300,000	$3,400,000
Add (deduct):
Change in deferred revenue	158,000	163,000	852,000	892,000
Other	(3,000)	(3,000)	(12,000)	(12,000)
Bookings	$910,000	$940,000	$4,140,000	$4,280,000
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands):

	Guidance
	Three Months Ended March 31, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(347,000)	$(342,000)	$(1,400,000)	$(1,365,000)
Add (deduct):
Interest income	(38,000)	(38,000)	(160,000)	(160,000)
Interest expense	11,000	11,000	42,000	42,000
Provision for/(benefit from) income taxes	1,000	1,000	4,000	4,000
Depreciation and amortization	58,000	58,000	224,000	224,000
Stock-based compensation expense	260,000	260,000	1,140,000	1,140,000
Adjusted EBITDA(1)	$(55,000)	$(50,000)	$(150,000)	$(115,000)
(1)Adjusted EBITDA includes the impact from changes in deferred revenue and deferred cost of revenue; refer to the Liquidity section above for further discussion on and the calculation of Covenant Adjusted EBITDA, which is used in certain covenant calculations specified in the indenture governing our senior notes due 2030, and excludes the impact from changes in deferred revenue and deferred cost of revenue.

About Roblox
Roblox is an immersive platform for connection and communication. Every day, millions of people come to Roblox to create, play, work, learn, and connect with each other in experiences built by our global community of creators. Our vision is to reimagine the way people come together– in a world that is safe, civil, and optimistic. To achieve this vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2024 Roblox Corporation. All rights reserved.
Source: Roblox Corporation